Exhibit 23.2

Consent of Independent Auditor

The Board of Directors

Worthington Armstrong Venture:

We consent to the incorporation by reference in the registration statements (Form S-3 No. 333-165942) pertaining to the shelf registration of common shares, without par value, and debt securities of Worthington Industries, Inc.; (Forms S-8 Nos. 033-57981 and 333-168421) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan; (Forms S-3 Nos. 333-168418 and 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; (Form S-8 No. 033-38486) pertaining to the Worthington Industries, Inc. 1990 Stock Option Plan; (Form S-8 No. 333-42849) pertaining to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan; (Form S-8 No. 333-52628) pertaining to the Worthington Industries, Inc. Amended and Restated 2000 Stock Option Plan for Non-Employee Directors; (Form S-8 No. 333-109619) pertaining to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan; (Form S-8 No. 333-137614) pertaining to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors; (Form S-8 No. 333-126177) pertaining to the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan; (Form S-8 No. 333-126183) pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees; and (Form S-8 No. 333-169769) pertaining to the Worthington Industries, Inc. 2010 Stock Option Plan, of our report dated February 19, 2010, with respect to the consolidated balance sheets of Worthington Armstrong Venture and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, partners’ equity (deficit) and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in Exhibit 99.1 to the Annual Report on Form 10-K for the fiscal year ended May 31, 2011 of Worthington Industries, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 1, 2011